UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2016, MannKind Corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with FBR Capital Markets & Co. (“FBR”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $50.0 million from time to time through FBR as its sales agent. The Company is not obligated to make any sales of common stock under the Sales Agreement.

The issuance and sale of the common stock by the Company under the Sales Agreement, if any, is subject to the effectiveness of the Company’s registration statement on Form S-3 (File No. 333-210792), filed with the Securities and Exchange Commission on April 18, 2016 (the “Registration Statement”). The Company makes no assurances as to if or whether the Registration Statement will become effective or, if it does become effective, as to the continued effectiveness of the Registration Statement.

FBR may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), including sales made directly on or through The NASDAQ Global Market or to or through a market maker. FBR may also sell the common stock in negotiated transactions, subject to our approval. Subject to the terms and conditions of the Sales Agreement, FBR will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose).

Unless earlier terminated as provided below, the Sales Agreement will automatically terminate upon the earlier of (1) the sale of all common stock subject to the Sales Agreement and (2) April 26, 2019. The Sales Agreement may be terminated by the Company or FBR at any time upon 10 days’ notice to the other party, or by FBR at any time in certain circumstances, including the occurrence of a material adverse change in the Company.

The Company will pay FBR an aggregate commission rate equal to up to 3.0% of the gross proceeds of the sales price per share for common stock sold through FBR under the Sales Agreement. The Company has also provided FBR with customary indemnification rights and expense reimbursements for up to $25,000 of expenses.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	At Market Issuance Sales Agreement, dated April 26, 2016, by and between MannKind Corporation and FBR Capital Markets & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2016	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	At Market Issuance Sales Agreement, dated April 26, 2016, by and between MannKind Corporation and FBR Capital Markets & Co.